UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2009

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Stewart Ave., Suite 100;	Westbury, NY 11590
(Address of Principal Executive Offices)	(Zip Code)

(516) 228-6700
(Registrant's Telephone Number, Including Area Code)

560 Lexington Avenue, New York , NY 10022
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

The information in this Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

On June 10, 2009, the Company issued a press release announcing its results of operations for the six months and second  quarter ended May 3, 2009.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05.     Costs Associated with Exit or Disposal Activities.

The Company anticipates taking restructuring charges in its Staffing Services and Computer Systems segments aggregating approximately $2.0 million during its third fiscal quarter as a result of the current macroeconomic conditions.  This anticipated charge includes severance and associated labor costs, leased facilities and asset write-offs.

The Company believes that upon the completion of these restructuring activities, there will be a potential savings in cost of sales achieved through reduced employee expenses, reduced operating costs and improved operational efficiencies, as well as reduced selling, general and administrative operating expenses.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits:

	99.1	Volt Information Sciences, Inc. Press Release dated
June 10, 2009.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date:	June 10, 2009	By:	/s/ Jack Egan
Jack Egan, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Volt Information Sciences, Inc. Press Release dated June 10, 2009